EXHIBIT 10.15

                               EMPLOYMENT CONTRACT

1.       EMPLOYER AND EMPLOYEE:
         This contract of employment is executed and entered into by and between:
         "The EMPLOYER":  Eugene Science (CEO: Seung-kwon Noh)
         "The EMPLOYEE":  Jae Hong Yoo
                          (National Registration Number: 630611-1019719

2.       TERMS AND CONDITIONS:
         The EMPLOYER and the EMPLOYEE agree on the following:
         1)       Duration of Contract:  From 28/07/2002 to  ___________________
                                             (dd/mm/yyyy)       (dd/mm/yyyy)
         2)       Job Position: ______________Division/Department HR AND FINANCE
                  Team
                  The EMPLOYER may change the position/division if required, and the EMPLOYEE will accept the change(s) without objections.
         3)       Salary: 36,000,000 Wons per Year
                  A. The amount stated above includes wages for at least 300 work hours per year (or 25 work hours per month), bonuses, transportation, food, and other work related expenses.
                  B. Compensation for unused vacation days: The EMPLOYEE should use all vacation days. The EMPLOYER will pay ordinary wages for unused vacation days.
         4)       Salary Payment Method
                  The monthly wage amount is equal to the annual salary amount (stated above) divided by 12 (twelve). The EMPLOYER will pay the EMPLOYEE the monthly wage on the 21st day of each month.
         5)       Severance/ Retirement Pay
                  A. If the employment ends after one year or more from the beginning date, the EMPLOYEE is entitled to a severance/retirement pay. The EMPLOYER will make this payment within 14 days from the ending date of the employment, or another date that the EMPLOYER and the EMPLOYEE agree on.
                  B.       The  severance/retirement pay amount is calculated as
                           follows:
                           Payment amount = (Total wage amount for the last 3 months of the employment / 3) x (Total number of days of the employment / 365)
         6)       Probation Period
                  A. There will be 3 months of probation period for a newly hired employee.
                  B. If the EMPLOYEE fails to demonstrate adequate work performance and attitude, the EMPLOYER may cancel the employment contract without a prior notice, and the EMPLOYEE will accept the cancellation without objections.
                  C. During the probation period, the EMPLOYER will pay the EMPLOYEE 80% of the salary stated on this contract.

3.       MISCELLANEOUS
         1)       The  EMPLOYEE  agrees with the above terms and,  according  to article 7 of the Salary and Wage Policy, not to reveal his/her salary amount to other employees, or purposefully find out other employee's salary amount. Failure to comply with this may result in disadvantages to the EMPLOYEE in the performance reviews.
         2) If the EMPLOYEE wishes to end the employment, he/she should submit a written notification with handover plans for his/her job duties to the EMPLOYER at least 15 days prior to his/her requested resignation date. The employment will continue for 15 days or as the EMPLOYEE and EMPLOYER agree on, after such notification.
         3) The Company Policy will be referred to matters that are not specified herein.

CONTRACT DATE:    28/07/2002

THE EMPLOYER:     Seung-kwon Noh, CEO, Eugene Science

THE EMPLOYER:     Name    JAE HONG YOO      (signature)  /S/ JAE HONG YOO
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                  Address____________________________________________________